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                                                                   EXHIBIT 10.11


                         INDEPENDENT DIRECTOR'S CONTRACT


THIS AGREEMENT (The "Agreement") is made as of the ___ day of October 2004 and is by and between Cedar-Franklin Village LLC, a Delaware limited liability company (hereinafter referred to as "Company") and Suzanne M. Hay (hereinafter referred to as "Director").

                                   BACKGROUND

         Company desires to retain Director for the duties of Independent Director and Director desires to be retained for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

                                    AGREEMENT

         In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, Company and Director hereby agree as follows:

         1. DUTIES. The Company hereby requires that the Director is available to perform such duties as Independent Director as may be determined and assigned by the Board of Directors of the Company and the Company's Limited Liability Company Agreement. Director agrees to devote as much time as is necessary to perform completely the duties as Independent Director of the Company.

         2. TERM. Except in the case of early termination, as hereinafter specifically provided, the term of this Agreement shall commence as of October __, 2004 and shall continue for an indefinite period.

         3. COMPENSATION. For all services to be rendered by Director in any capacity hereunder, the Company agrees to pay Director a base fee of $1,500 per year payable in advance. The initial year's Base fee is considered earned when paid and is nonrefundable. The initial year's payment of $1,500 is due upon execution of this Agreement; thereafter, payment shall be due on or before October 1st of each succeeding year. Such fee may be adjusted from time to time as agreed by the parties. Director attendance at any meetings outside of the greater Wilmington area will be compensated at a mutually agreed upon rate.

         Company agrees to increase the base fee in the event of an increase in the cost of living. Such increase shall occur on October 1st, beginning October 1, 2009 and then October 1st of each succeeding year. The base fee set forth in paragraph 3, as adjusted by previous cost of living adjustments, will be increased by the percentage by which the U.S. Consumer Price Index, All Urban Consumers (CPI-U), All Items, has increased since the previous anniversary or escalation date.

         4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse Director for pre-approved reasonable business related expenses incurred in good faith in the performance of Director's duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.


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         5. CONFIDENTIALITY. The Company and Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company ("Confidential Information"). Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

         6. NOTICE OF MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION OF THE COMPANY. The Company shall notify Director in writing, at the earliest practicable time, of any material adverse change in the financial condition of the Company.

         7. TERMINATION. With or without cause, the Company and Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to Director the compensation and expenses due up to the date of the termination. If termination occurs prior to October 1st of any year after the first year of this agreement, the Company shall be entitled to receive, upon written request by the Company, a prorated refund of the portion of the base fee that relates to the period after the termination date. Such written request must be submitted within ninety (90) days of the termination date. Nothing contained herein or omitted herefrom shall prevent the member(s) of the Company from removing Director with immediate effect at any time for any reason.

         8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to, any charter provision, operating agreement provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of members or disinterested managers or otherwise, both as to action in Director's official capacity and as to action in another capacity while holding such office, to the extent such other action and capacity are required by the Board of Directors of the Company or by the Company's Limited Liability Company Agreement.

         9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

         10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the following addresses:

To the Company:            Cedar-Franklin Village LLC
                           c/o Cedar Shopping Centers Partnership, L.P.
                           44 South Bayles Avenue
                           Port Washington, NY  11050
                           Attn:  Brenda J. Walker

With copy to:              Cedar Shopping Centers Partnership, L.P.
                           44 South Bayles Avenue
                           Port Washington, NY  11050
                           Attn:  Stuart H. Widowski, Esq.


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To Director:               Suzanne M. Hay
                           Entity Services (SPV), LLC
                           103 Foulk Road, Suite 200
                           Wilmington, DE  19803


         11. ARBITRATION. Any dispute or claim arising out of, or relating to, this Agreement or any breach thereof, with the sole exception of any dispute or claim arising out of, or relating to, indemnification and advancement rights of Director, shall be submitted to binding arbitration which shall take place at Wilmington, Delaware, in accordance with the Rules of the American Arbitration Association; and judgment upon the award rendered may be entered in any court having jurisdiction over the dispute. The agreement to arbitrate herein recited is based upon mutual consideration exchanged between the parties hereto, and is irrevocable. The award of the arbitrators shall be rendered by majority agreement and shall constitute a final resolution of the dispute or claim on questions of both law and fact pertaining to the dispute or claim submitted hereunder.

         12. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state's conflicts of laws principles.

         13. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

         14. MISCELLANEOUS. (a) If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the within Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein; (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

         15. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Independent
Director's Contract to be duly executed and signed as of the day and year first above written.



                           Cedar-Franklin Village LLC

                           BY:
                                 --------------------------------------------
                                 Name:
                                          -----------------------------------
                                 Title:
                                          -----------------------------------


                           INDEPENDENT DIRECTOR

                           BY:
                                 --------------------------------------------
                                 Suzanne M. Hay



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                            INDEMNIFICATION AGREEMENT


                  This Agreement is made as of the ___ day of October 2004, by and between Cedar-Franklin Village LLC ("Indemnitors") and Suzanne M. Hay (Indemnitee").


                                   DEFINITIONS

Company           Cedar-Franklin Village LLC

Expenses

                  All expenses, including reasonable attorneys' fees and experts' fees, incurred in defense of or as a witness in a civil or criminal action, suit or proceeding (including an action by or in respect of the Company) and including investigations by any government agency. Expenses include all costs and charges incurred in preparation for any threatened action, suit or proceeding, and appeals therefrom.

Losses

                  Damages, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee in defending any civil or criminal action, suit or proceeding, including investigations by any government agency.

Asserted Liability

                  Any demand, claim or circumstance, which would give rise to a claim or the commencement (or the threatened commencement) of any action, proceeding or investigation that may result in Losses which are subject to indemnification hereunder.


                                    AGREEMENT

Indemnitors wish Indemnitee to serve as an Independent Director of the Company and have requested that Indemnitee do so, and Indemnitee has agreed to serve in such capacity under certain circumstances. In order to induce Indemnitee to serve as an Independent Director and in consideration of Indemnitee's service in such capacity, Indemnitors hereby agree to indemnify Indemnitee as follows:




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1.       Indemnification.

         (a) Indemnitors shall pay on behalf of Indemnitee and his/her estate, heirs, legal representatives or assigns any amount which Indemnitee becomes legally obligated to pay on account of (i) any claim(s) made against him/her for any error, misstatement or misleading statement, act or omission, or neglect or breach of duty committed, attempted or allegedly committed or attempted by Indemnitee in the discharge of his/her duties in his/her capacity of Independent Director or
                  (ii) any matter claimed against him/her by reason of his/her serving in such capacity (including an action by or in the right of the Company); provided that Indemnitor shall have no obligation to indemnify Indemnitee to the extent of loss arising from the willful misconduct, gross negligence or self-dealing of the Indemnitee. The payments which Indemnitor shall be obligated to make hereunder shall include, but not be limited to, Expenses and Losses, so long as Indemnitee is otherwise entitled to be indemnified hereunder in respect of losses, action, suit or proceeding.

         (b) Promptly after receipt by Indemnitee of notice of any Asserted Liability that may result in losses, which are subject to indemnification hereunder, Indemnitee shall give notice thereof to Indemnitor.

2. Advance of Expenses. Expenses shall be promptly paid by Indemnitor in advance of the final disposition of any action upon receipt of an unsecured commitment by Indemnitee to repay amounts so advanced if it shall ultimately and finally be determined that Indemnitee is not entitled to be indemnified pursuant to this Agreement. In a suit brought by Indemnitee to enforce a right to advances, it shall not be a defense that he/she has not met the applicable standard of conduct set forth in Delaware law with regard to indemnification.

3. Enforcement. If a claim under this Agreement is not paid promptly by Indemnitor, the Indemnitee may bring suit against Indemnitor to recover the unpaid amount of the claim and, if successful, in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim (including reasonable attorney's fees and other expenses).

4. Subrogation. In the event of payment under this Agreement, Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee.

5. Reimbursement. If it is ultimately and finally determined that Indemnitee would not be permitted to be indemnified under the terms of this Agreement or applicable law, Indemnitor shall be entitled to be reimbursed by Indemnitee for all amounts advanced or paid; provided that any obligation to reimburse Indemnitor shall be deferred until the conclusion of any legal proceedings to determine whether such reimbursement is legally required.


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6.       Effectiveness. All agreements and obligations of Indemnitor contained herein shall continue during the period Indemnitee is an Independent Director of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a Independent Director of the Company.

7. Successors. This Agreement shall be binding upon all successors-in-interest to Indemnitor and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and shall be construed so as to give effect to the intent of the parties that Indemnitor provide protection to Indemnitee to the fullest enforceable extent.

9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

10. Other Rights. The rights of the Indemnitee hereunder shall be in addition to, and not in limitation of (or in any way limited by) any other rights the Indemnitee may have under the certificate of formation or operating agreement or any other agreement, under the appropriate corporate law, or otherwise, it being understood that the rights set forth hereunder may be enhanced but in no event shall be diminished in any way.

11. Governing Law. This Agreement shall be governed by and construed in accordance with Delaware law, but without reference to the conflicts of laws principles of that jurisdiction.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Indemnification Agreement to be duly executed and signed as of the day and year first above written.



Cedar-Franklin Village LLC

By:      ________________________________
         Name:
         Title:



_________________________________________
Suzanne M. Hay